                                                                    Exhibit 2(h)


                               AGREEMENT OF MERGER

                                      AMONG

                                   KZAP, INC.,

                                   ROBB CHEAL,

                           REGENT BROADCASTING, INC.,

                                       AND

                           REGENT COMMUNICATIONS, INC.

                                 MARCH 29, 2000

                               AGREEMENT OF MERGER

         This Agreement of Merger made and entered into this 29th day of March, 2000, by and among REGENT COMMUNICATIONS, INC., a Delaware corporation ("Regent"); REGENT BROADCASTING, INC., a Delaware corporation and wholly-owned subsidiary of Regent ("RBI"); and KZAP, INC., a California corporation (the "Company"); and ROBB CHEAL ("Seller"), who is the sole shareholder of the Company.

         WHEREAS, Seller is the owner and holder of all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, the Company, pursuant to authorizations duly granted and issued by the Federal Communications Commission (hereinafter called the "FCC"), owns and operates the radio station KZAP, Chico, California (the "Station"); and

         WHEREAS, Seller and the Board of Directors of the Company and the Board of Directors of RBI deem it advisable that the Company (sometimes referred to as "the Disappearing Corporation") be merged into RBI (sometimes referred to as "the Surviving Corporation") under the laws of the State of Delaware and the State of California in the manner provided therefor pursuant to Section 252 and related sections of Title 8 of the Delaware Code and Section 1100 et seq. of the California Corporations Code; and

         WHEREAS, as a result of such merger, control of the Company will be transferred to Regent; and

         WHEREAS, control of the Company may not be transferred without prior written consent of the Federal Communications Commission; and

         WHEREAS, Regent, RBI, and the Company have negotiated the terms and conditions of such merger, including the consideration to be paid to Seller.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is hereby agreed as follows:

                                    ARTICLE I

                               Agreement to Merge

         1.01 Agreement. RBI and the Company hereby agree that, in accordance with and subject to the terms and conditions set forth herein, upon Effectiveness, the Company shall be merged with and into RBI, the separate corporate existence of the Company shall cease, RBI shall continue in existence and such merger shall in all respects have the effect provided for in Section 259 of the General Corporation Law of the State of Delaware and Section 1100 et seq. of the California Corporations Code.

         1.02 Action to Effect Merger. Prior to, from and after Effectiveness, the Company, RBI and Regent shall take all such action as shall be necessary or appropriate, in order to effectuate this merger in accordance with and subject to the terms of this Agreement of Merger and the laws of the State of Delaware and State of California.

         1.03. Certificate of Incorporation and By-Laws. From and after Effectiveness and until thereafter amended as provided by law, the Certificate of Incorporation and the By-Laws of RBI as in effect immediately prior to Effectiveness shall be and continue to be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         1.04. Directors. The following shall be the directors of the Surviving Corporation as of and after Effectiveness to hold office as provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation:

                  Terry S. Jacobs
                  William L. Stakelin

         1.05. Officers. The following shall be the officers of the Surviving Corporation as of and after Effectiveness to hold office as provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation:

         Chairman of the Board,
         Chief Executive Officer,
         Treasurer ..............................................Terry S. Jacobs
         President, Chief Operating
         Officer, Secretary .................................William L. Stakelin
         Vice President-Finance,
         Assistant Secretary .....................................Matthew Yeoman
         Assistant Secretary ..............................Christina Tenhundfeld
         Assistant Secretary .....................................Alan C. Rosser

         1.06 Stockholder Approval; Effectiveness of Merger. This Agreement of Merger has been approved by Seller and Regent as provided by the applicable laws of the State of Delaware and State of California. If this Agreement is not terminated or abandoned in accordance with its terms, this Agreement of Merger shall be certified by the Company and RBI pursuant to Section 252(c) of the General Corporation Law of the State of Delaware and Section 1103 of the California Corporations Code, and the Surviving Corporation shall prepare, file and record a Certificate of Merger in the form provided under such Sections as soon as practicable after the Closing. The merger shall become effective upon the due and proper filing of the Certificate of Merger, herein sometimes called the "Effectiveness."

         1.07. Authorized Shares of Disappearing Corporation. The Company presently has authorized capital stock of no par value (the "Company Stock"), all of which are issued and outstanding to Seller.

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         1.08 Authorized Shares of Surviving Corporation. RBI presently has authorized capital stock of 1,000 common shares, $1.00 per share par value, of which 100 shares are issued and outstanding. Upon Effectiveness, the authorized capital stock of the Surviving Corporation will consist of 1,000 shares of common stock, $1.00 per share par value.

         1.09 Cancellation of Shares. At Effectiveness, all outstanding shares of Company Stock shall be transferred to RBI and cancelled, and each share held in the Company's treasury shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist. At the Closing, Seller shall surrender for cancellation his certificate or certificates evidencing all of the Company Stock.

         1.10 Funding of Consideration for Company Stock. On or before the Closing Date, Regent shall have issued and delivered to RBI 233,333 shares of Common Stock of Regent.

         1.11 Basic Merger Consideration. The consideration to be paid for the Company Stock shall be 233,333 of fully-paid and nonassessable unregistered shares of the Common Stock of Regent (the "Basic Merger Consideration"), subject to adjustment as provided in Section 1.12.

         1.12 Adjustment of Basic Merger Consideration. At the Closing, a computation shall be compiled by the Company setting forth as of the Closing Date the amount of the Company's Cash (as hereinafter defined) and all known Liabilities of Company as set forth below ("Closing Statement"). The Basic Merger Consideration shall be adjusted by (a) an increase by the amount of Cash and (b) a decrease by the amount of Liabilities shown on the Closing Statement, with a corresponding adjustment in the number of shares of Regent Common Stock to be issued, determined by using a value of $6.00 per share. The number of shares of the Common Stock of Regent determined after making the foregoing adjustments to the Basic Merger Consideration is herein referred to as the "Closing Merger Consideration."

         As used herein, the term "Cash" shall mean cash on hand and in banks, certificates of deposit, treasury bills and marketable securities and other cash equivalents, but excluding accounts and notes receivable and any other current asset listed on the Company's balance sheet.

         As used herein, the term "Liabilities" shall mean at the Closing Date the amount of all the liabilities of the Company that would be recorded on a balance sheet or disclosed in the notes to the financial statements at that date computed in accordance with generally accepted accounting principles applied on a basis consistent with those followed in the preparation of the financial statements described in Section 4.16 and shall include (i) accounts payable,
(ii) all indebtedness, (iii) any unpaid bonuses, severance or vacation pay accrued to employees for the period ending on the day prior to the Closing Date,
(iv) trade and barter obligations, and (v) all other items which in accordance with generally accepted accounting principles consistently applied would be included as Liabilities of the Company. For purposes of the determination of Liabilities, all expenses relating to the Company and arising from the conduct of the Company's business and operation of the Station (including without limitation such items as taxes, license fees, utilities, and rents) shall be prorated between RBI and Seller in accordance with generally accepted accounting principles as of 11:59 p.m. Pacific time, on the date immediately preceding the Closing Date.

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         Within ninety (90) days after the Closing Date, representatives of
RBI's auditors shall examine the computation of the Closing Merger Consideration in accordance with this Section 1.12, including an examination of such of the Company's books and records as are deemed necessary or appropriate, to verify the Company's Cash and Liabilities as of the Closing Date in accordance with auditing standards approved and adopted by the American Institute of Certified Public Accountants and otherwise in accordance with generally accepted accounting principles. Based upon such examination, they shall prepare a report setting forth their computation of the Merger Consideration pursuant to this
Section 1.12 ("Closing Report"), and upon completion of such Closing Report, they shall deliver same to Seller and RBI. If either RBI or Seller shall disagree with the Closing Report, such parties shall, within fifteen (15) days after receipt of such Closing Report, give written notice to the other and RBI's auditors of its objection to the Closing Report, specifying each item or computation to which objection is taken and the reason for such objection. In such event, Seller and RBI shall use their best efforts to resolve such objections and to agree upon the Closing Report through negotiation. If Seller and RBI are unable to reconcile their differences and to mutually agree upon the Closing Report, within thirty (30) days after such written notice shall have been given as aforesaid, Seller and RBI shall designate a mutually agreeable independent national accounting firm, or if such firm cannot act, another national accounting firm (which has not been retained by either Seller, the Company or RBI within the past ten (10) years) mutually acceptable to such parties to act as arbitrator ("Arbitrator"). The Arbitrator shall determine all issues in disagreement and shall make such adjustments, if any, to the items and computations in the Closing Report as are necessitated by such determinations, and shall within thirty (30) days after their designation as Arbitrator deliver to Seller and RBI a written statement setting forth all adjustments made by the Arbitrator to the Closing Report. Such Closing Report shall be employed to determine any further adjustments to the number of shares, at $6.00 per share, required to the Merger Consideration pursuant to this Section 1.12 ("Final Merger Consideration"), and such Final Merger Consideration shall be final, conclusive and binding upon all parties to this Agreement. The fees and expenses of RBI's auditor and the Arbitrator in connection with the making of the Closing Report and the determinations herein provided for to resolve any differences over the Closing Report shall be paid one-half by Seller and one-half by RBI.

         Within five (5) business days after the determination of the Final Merger Consideration, any adjustment to the Closing Report required thereby and the number of shares of Regent Common Stock to be issued in this transaction shall be made by Seller to RBI or by RBI to Seller, as the case may be, in shares of Regent Common Stock.

         1.13 Escrow Deposit. Within ten (10) days following the execution of this Agreement, RBI shall deliver to Mid Valley Title and Escrow ("Escrow Agent") cash or an irrevocable, stand-by letter of credit in the amount of Fifty Thousand Dollars ($50,000.00) (the "Escrow Deposit"). The Escrow Deposit shall be held and applied by the Escrow Agent in accordance with the terms of a Deposit Escrow Agreement in the form of Exhibit A attached hereto (the "Deposit Escrow Agreement"), executed by the parties thereto contemporaneously with the execution of this Agreement. As more fully described in the Deposit Escrow
Agreement:

                  (a) in the event this Agreement is terminated solely because of RBI's material breach of this Agreement and all other conditions to Closing are at such time satisfied or waived

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(other than such conditions as can readily be satisfied by the Closing), the
Escrow Deposit shall be delivered to Seller (who may exercise his right to draw on the letter of credit) as his sole remedy and as liquidated damages as provided in Section 13.04 hereof for RBI's material breach of this Agreement; and

                  (b) in the event this Agreement is terminated under any circumstances other than those set forth in Section 1.13(a) above, the Escrow Deposit shall be delivered to RBI.

         1.14 Payment of Merger Consideration. At the Closing, the Escrow Deposit shall be delivered to RBI. The Closing Merger Consideration shall be paid as follows:

                  (a) Eight Thousand Three Hundred Thirty-Three (8,333) shares of Common Stock of Regent delivered to the Escrow Agent, to be held, administered and released in accordance with the terms of an Indemnification Escrow Agreement to be executed by Seller, RBI, Regent, and the Escrow Agent at the Closing in the form of Exhibit B attached hereto (the "Indemnification Escrow Agreement"), which funds shall be held in escrow until the expiration of twelve (12) months after the Closing Date, and will be used to satisfy indemnification claims of RBI and Regent pursuant to Section 12.02 hereof; and

                  (b) Two Hundred Twenty-Five Thousand (225,000) shares of Regent's Common Stock to Seller, subject to adjustment thereafter in accordance with Section 1.12.

         1.15 Closing. Except as otherwise mutually agreed upon by the parties, the consummation of the transactions contemplated herein (the "Closing") shall occur within five (5) business days after the later to occur of (a) the satisfaction or waiver of each condition to closing contained herein, other than such conditions as are reasonably anticipated to be satisfied at Closing (provided that each party hereto shall use its reasonable best efforts to cause each condition to closing to be satisfied so that the Closing may occur at the earliest possible date), and (b) the issuance of the Final Order (as defined below), or such other date as may be mutually agreed by the parties hereto (the "Closing Date"); provided, however, that RBI, and Regent may in their discretion waive the requirement that a Final Order be issued and elect (subject to clause
(a) above) to close at any time (upon not less than five (5) business days' notice to Seller) after the release of initial FCC approval on public notice that it has consented to the transactions contemplated hereby (the "Initial Approval"). For purposes of the Agreement, "Final Order" (and "Final") means an order or grant by the FCC which is no longer subject to timely reconsideration or review by the FCC or a court of competent jurisdiction and pursuant to which the FCC consents, as the case may be, to the transactions contemplated by this Agreement, such order or grant being without the imposition of any conditions adverse to RBI and Regent or any Affiliate (as hereinafter defined) of RBI and Regent with respect to the transfer of control of the FCC Licenses to Regent or the continued operation by RBI of the Station. In the event that the parties close before the Initial Approval has become a Final Order, the parties shall enter into a mutually acceptable Unwind Agreement. The Closing shall be held preferably by exchange of closing documents by overnight deliveries, or otherwise in the offices of Strauss & Troy in Cincinnati, Ohio, or at such place and in such manner as the parties hereto may agree.


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
                                   ARTICLE II

                              Governmental Consents

         2.01 FCC Consent. It is specifically understood and agreed by the parties that the Closing and the transfer of control of the Station Licenses and the transfer of the Company Stock are expressly conditioned on and are subject to the prior consent and approval of the FCC without the imposition of any conditions adverse to RBI and Regent or any Affiliate of RBI and Regent (the "FCC Consent").

         2.02 FCC Application. Within ten (10) business days after the execution of this Agreement, Regent and Seller shall file an application with the FCC for the FCC Consent (the "FCC Application"). Regent and Seller shall prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable (but neither Regent nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Regent or Seller or upon any of their respective Affiliates). If the FCC Consent imposes any condition on Regent or Seller or any of their respective Affiliates, such party shall use its best efforts to comply with such condition; provided, however, that neither Regent nor Seller shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 13.01 hereof.

                                   ARTICLE III

                Representations and Warranties of RBI and Regent

         RBI and Regent hereby make the following representations and warranties, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by Seller:

         3.01 Standing. RBI and Regent are duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite corporate power and authority to own and lease their properties and carry on their business as now being conducted by them.

         3.02 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of RBI and Regent and this Agreement is a valid and binding obligation of RBI and Regent.

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

         3.03 Qualification. RBI and Regent have no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended), and present rules, regulations, practices and policies of the FCC, disqualify RBI and Regent as the transferee of the licenses, permits and authorizations listed on Schedule 4.08 hereto, or as an owner and/or operator of the Station, and RBI and Regent will not take, or unreasonably fail to take, any action which RBI and Regent know or have reason to know would cause such disqualification. Should RBI and Regent become aware of any such facts, they will promptly notify Seller in writing thereof and use their best efforts to prevent any such disqualification.

         3.04 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article II hereof with respect to governmental consents or on
Schedule 3.04 hereto, the execution, delivery and performance of this Agreement by RBI and Regent: (a) do not conflict with the provisions of the articles of incorporation or by-laws of RBI and Regent; (b) do not require the consent of any third party not affiliated with RBI and Regent; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which RBI and Regent are a party; and (d) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which RBI and Regent are now subject.

         3.05 Common Stock. The Common Stock, when delivered to Seller pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable.

                                   ARTICLE IV

            Representations and Warranties of Seller and the Company

         Seller and the Company make the following representations and warranties, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by RBI and Regent:

         4.01 Corporate Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Company is not qualified or required to be qualified in any other jurisdiction in order to own or lease its properties or to carry on its business as now being conducted.

         4.02 No Subsidiaries and Investments. The Company has no Subsidiaries or Affiliates. The Company does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity. Since the Financial Statement Date, as defined below, except as set forth in
Schedule 4.02 no investment securities of any kind have been acquired or disposed of by the Company. The businesses carried on by the Company have not been conducted through any other direct or indirect subsidiary or entity related to the Company or Seller.

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


         4.03 Charter and By-Laws. Seller has delivered to RBI true and complete copies of the Articles of Incorporation and By-Laws of Company as in effect on the date of delivery thereof. There has been no change in the Articles of Incorporation or By-Laws of the Company since the delivery of copies thereof to RBI. No provision of the Articles of Incorporation or the By-Laws of the Company or of any agreement, instrument or undertaking to which the Company is a party or by which the Company is bound, has been or will be violated by the execution and delivery by Seller and the Company of this Agreement or the performance or satisfaction of any obligation or condition herein contained on their part to be performed or satisfied. The Company is not now nor on the Closing Date will it be in default in the performance, observance or fulfillment of any of the terms or conditions of its Articles of Incorporation or By-Laws. Seller has delivered to RBI true and complete copies of the stock records and the minute book of the Company for inspection and the stock records truly, accurately and fully account for all transactions in the Company's capital stock, and the minute book contains the up-to-date, complete, and accurate minutes of the actions of the Company's Board of Directors and stockholders from its inception.

         4.04 Directors and Officers; Compensation; Banks. Schedule 4.04 represents a true and complete list showing as of the date of delivery thereof the following:

                  (a) The names of all of the directors and officers of the Company;

                  (b) A payroll roster of the Company for the most recent payroll period ended prior to the date of delivery thereof showing the names, titles, and annualized current rate of pay for each person entitled to receive compensation from the Company;

                  (c) Each bank account and safety deposit box of the Company, all authorized signatories to such account and all persons having access to such safety deposit box; and

                  (d) The names of all persons, if any, holding a power of attorney from the Company. The information set forth in each such list is true and accurate on the date hereof. Each officer and director or any other person holding authorized signatory powers of the Company will submit his or her written resignation as such to RBI on the Closing Date, effective with the delivery thereof.


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

         4.05 Capitalization; Company Stock.

                  (a) The authorized capital stock of the Company (the "Capital Stock") consists of 1,000 shares of authorized Common Stock, no par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of Capital Stock constitute the Company Stock. All shares of Company Stock are duly authorized, validly issued in compliance with all applicable laws, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company Stock is owned by Seller, free and clear of all security interests, liens, pledges, encumbrances, agreements, charges, rights of rescission or claims of any kind (including without limitation any restrictions on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrances")) by or on the part of any person, firm or corporation. Seller has good and marketable title to the stock owned by him with full right to enter into this Agreement and to sell, assign, transfer and deliver the same to RBI. Seller is the record and beneficial owner of all shares of Company Stock and the transfer thereof from the Seller to RBI will vest RBI with good and marketable title, free and clear of all Encumbrances to all of the issued and outstanding shares of capital stock of Company.

                  (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There is outstanding no vote, plan, or pending proposal for any redemption of stock of Company or merger or consolidation of Company with or into any other corporation. Except for legends disclosed on Schedule 4.05, no legend or other reference to any purported Encumbrances appears upon any certificate representing shares of Company Stock. The delivery of the certificates to RBI provided in Section 1.09 of this Agreement and the payment to Seller provided in Section 1.14 of this Agreement will result in RBI's immediate acquisition of record and sole beneficial ownership of all the shares of Company Stock and rights to acquire or receive Capital Stock, free and clear of all Encumbrances.

         4.06 Authorization and Binding Obligation. Seller and the Company have the power and authority, and have taken all necessary and proper action to enter into and perform this Agreement and to consummate the actions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Seller and the Company.

         4.07 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article II with respect to governmental consents and in Schedule
4.07 with respect to compliance with Sections 1103 and 25151 of the California Corporations Code and consents required in connection with the assignment of certain material Contracts, the execution, delivery and performance of this Agreement by Seller and the Company: (a) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (b) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of the Company's articles of incorporation or bylaws

(or other charter or organizational documents), or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which the Company or Seller is a party or by which the Company or Seller is bound; (c) will not either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, agreement, instrument, license or permit to which the Company is now subject; and (d) will not result in the creation of any lien, charge or encumbrance on any of the Company Stock or Station Assets.

         4.08 Government Authorizations.

                  (a) Schedule 4.08 hereto contains a true and complete list of the Station Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are presently conducted (including, without limitation, auxiliary licenses associated with the Station). Seller has delivered to RBI true and complete copies of the Station Licenses and the other licenses, permits and authorizations listed in Schedule 4.08, including any and all amendments and other modifications thereto.

                  (b) As specified in Schedule 4.08, the Company is the authorized legal holder of the Station Licenses and other licenses, permits and authorizations listed in Schedule 4.08. None of the Station Licenses and other licenses, permits and authorizations listed in Schedule 4.08 is subject to any restrictions or conditions which would materially limit the full operation of the Station as now operated.

                  (c) Except for matters affecting the radio broadcast industry generally, there are no complaints, petitions to deny, informal objections, or adjudication proceedings pending or, to the best of Seller's knowledge, threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Station. The Station Licenses and the other licenses, permits and authorizations listed in
Schedule 4.08 are in good standing, are in full force and effect and are unimpaired by any act or omission of the Company or its shareholders, officers, directors or employees. The operations of the Station are in accordance with the Station Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in Schedule 4.08. No proceedings are pending or, to the best of Seller's knowledge, threatened, and there has not been any act or omission of the Company or any of its officers, directors, shareholders or employees, which reasonably may result in the revocation, modification, non-renewal or suspension of any of the Station Licenses or the other licenses, permits and authorizations listed in Schedule 4.08, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative sanctions by the FCC or any other governmental or regulatory authority with respect to the Station Licenses or the other licenses, permits and authorizations listed in Schedule 4.08 or which may affect RBI's ability to continue to operate the Station as it is currently operated.

                  (d) The Station is operating with the maximum facilities specified in its Station License.


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

                  (e) To the best of Seller's knowledge: (i) the Station is not causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has the Station received any complaints with respect thereto; and (ii) no other broadcast station or communications facility is causing objectionable interference to respective transmissions of the Station or the public's reception of such transmissions.

                  (f) Seller has no reason to believe that the Station Licenses and the other licenses, permits, or authorizations listed in Schedule 4.08 will not be renewed in their ordinary course.

                  (g) All reports, forms, and statements required to be filed by the Company with the FCC with respect to the Station since the grant of the last renewal of the Station Licenses have been filed and are substantially complete and accurate.

                  (h) The operation of the Station and all of the Station Assets is in compliance in all respects with ANSI Radiation Standards C95.1 - 1992.

         4.09 Compliance with FCC Regulations. The operation of the Station and all of the Station Assets is in compliance in all respects with: (a) all applicable engineering standards required to be met under applicable FCC rules; and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and to the best of Seller's knowledge, there are no filed claims to the contrary.

         4.10 Taxes. The Company has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it. Seller has delivered to RBI true and complete copies of all federal, state and local tax returns of the Company as filed for the years ended December 31, 1996, 1997, and 1998, and promptly upon filing will deliver to RBI true and complete copies of all federal, state and local tax returns of the Company as filed for the year ended December 31, 1999. The Company has duly paid or accrued all taxes required to be paid by it in respect of the periods covered by all such returns, whether or not shown on such returns, and all interest and penalties thereon, whether disputed or not, and the Company has no liability for taxes in excess of the amounts so paid. All of the tax liabilities of the Company for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of the Company or in the Financial Statements. The Company has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority and there is no basis for any such deficiency or claim. The federal income tax returns of the Company have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including fiscal year 1993; all deficiencies asserted as a result of such examinations have been paid or finally settled; and no state of facts exists or has existed which might constitute grounds for the assessment of any further tax liability with respect to the periods which have been audited by the federal, state, local or foreign taxing authorities. There are no present disputes as to taxes of any nature payable by the Company which in any event could adversely affect any of the Station Assets or the operation of the Station. Except as set forth on Schedule 4.10, the Company has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. The Company does not have as of the date hereof any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes). As used herein, the term "tax" includes, without limitation, all federal, state, local and foreign income, profits, sales, use, occupancy, excise, added value, employees' income withholding, social security, franchise, property, and all other governmental taxes, license fees and other changes of every kind and description and related governmental charges imposed by the laws and regulations of any governmental jurisdiction, whether such taxes are due or claimed to be due from them by federal, state, local or foreign taxing authorities.

         4.11 Personal Property. Schedule 4.11 hereto contains a list of all material items of tangible personal property owned by the Company and used in the conduct of the business and operations of the Station. Schedule 4.11 also separately lists any material tangible personal property leased by the Company pursuant to leases included within the Contracts. The Company has good and marketable title to all of the items of tangible personal property which are included in the Station Assets (other than those subject to lease) and none of such Station Assets is, or at the Closing will be, subject to any security interest, mortgage, pledge, lease, license, lien, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable, and liens or encumbrances described in Schedule 4.11. The properties listed in Schedule 4.11, along with those properties subject to leases which are included among the Contracts, constitute all material tangible personal property necessary to operate the Station as the same is now being operated. Except as set forth in
Schedule 4.11, all items of tangible personal property included in the Station Assets are in good and technically sound operating condition and repair (ordinary wear and tear excepted), are free from all material defect and damage, are suitable for the purposes for which they are now being used, and have been maintained in a manner consistent with generally accepted standards of good engineering practice.

         4.12 Real Property.

                  (a) Schedule 4.12 hereto contains a complete and accurate list and description of all real property (including without limitation, real property relating to the towers, transmitters, studio sites and offices of the Station) used by the Company in connection with the operations of the Station (the "Real Estate") and includes the name of the record title holder(s) thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. The Company has good and marketable title in fee simple to all the Real Estate specified as owned by it in Schedule 4.12, free and clear of all liens, charges, security interests, physical and financial encumbrances, leases, covenants, restrictions, rights of way, easements, encroachments, other matters affecting title, and adverse claims of any kind, direct or indirect, whether accrued, absolute, contingent or otherwise, except for those set forth in
Schedule 4.11 or 4.12. With respect to each of the buildings, structures and appurtenances situated on the Real Estate, the Company has adequate rights of ingress and egress for operation of the business of the Company in the ordinary course. None of the buildings, structures, improvements, or fixtures constructed on the Real Estate, including without limitation towers, guy wires and guy anchors, and ground radials, nor the operation or maintenance thereto, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others. No condemnation proceeding is pending or threatened which would preclude or impair the continued use of any such property by the Company for the purposes for which it is currently used.

                  (b) Except as described in Schedule 4.12, all buildings, structures, towers, antennae, improvements and fixtures situated on the Real Estate are in good and technically sound operating condition, ordinary wear and tear excepted, have no latent structural, mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used, and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Station as presently conducted.

         4.13 Contracts. Schedule 4.13 lists all material Contracts to which the Company is a party, or which are binding on the Company, as of the date of this Agreement, including a listing of all barter and trade agreements (contracts for the sale of broadcast time or advertising on the Station in exchange for merchandise or services) involving a barter payable or barter receivable in excess of $1,000 as of the date of this Agreement, specifying for each the amount of the barter payable or barter receivable, whichever is applicable. All of such barter and trade agreements are preemptible for cash sales and none is subject to fixed positions (except for those contracts which provide for the delivery of programming to the Station in return for barter advertising). The Company has delivered to RBI true and complete copies of all written material Contracts and true and complete memoranda of all oral material Contracts, including any and all amendments and other modifications thereto. All of the material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. The Company has complied in all respects with all material Contracts and is not in default beyond any applicable grace periods, and, to the best of Seller's knowledge, no other contracting party is in default under any of the terms thereof. For purposes of this Agreement, a Contract shall be deemed material if its remaining term is more than one year in length, it involves cash expenditures in excess of $10,000, if it is a capitalized lease, or if its non-existence would adversely affect rights of occupancy or access to leased or owned real estate or building space. Except as designated by the reference to particular Contracts listed on
Schedule 4.13 by a letter in parenthesis which corresponds to the applicable subpart below, the Company is not a party (in its own name or as successor in interest) to any written or oral:

                  (a) contracts or commitments involving employment, profit sharing, pension, bonus, percentage compensation, incentive compensation, deferred compensation, employee benefits, stock options or warrants or employee stock purchase;

                  (b) leases or licenses with respect to any property, real or personal, as lessor, lessee, licensor, or licensee, except leases of personal property with the Company as lessee having a value of less than $5,000 per annum in the aggregate;

                  (c) agreement, contract or commitment for any capital expenditures;

                  (d) agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                  (e) agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other person or entity;

                  (f) contract or option for the purchase of any real or personal property other than in the ordinary course of business;

                  (g) letter of credit or guarantee agreement in respect of any indebtedness or obligation of any other person or entity (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                  (h) contract or commitment to acquire investment securities or to extend credit;

                  (i) agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations or the Company; or

                  (j) any other contract for borrowed money either as borrower or lender.

         4.14 Environmental. The Company has complied in all material respects with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to the Station and its operations, including but not limited to the FCC's guidelines regarding RF radiation. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability, Act of 1980, as amended, 42 U.S.C. sections 9601 et seq., Toxic Substances Control Act. 15 U.S.C. sections 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. sections 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment rule or regulation relating to the environment or the protection of human health ("Environmental Laws"). including but not limited to, any asbestos or asbestos related products, oils or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks, have been released, emitted or discharged (in violation of applicable laws or regulations), or are currently located (in violation of applicable laws and regulations) in, on, under, or about the real property on which the Station Assets are situated, including without limitation the transmitter sites, or contained in the tangible personal property included in the Station Assets. The Station Assets and the Company's use thereof are not in violation in any material respect of any Environmental Laws or any occupational, safety and health or other applicable law now in effect.

         4.15 Intellectual Property. Schedule 4.15 hereto is a true and complete list of all material Intellectual Property applied for, registered or issued to, and owned by the Company or under which the Company is a licensee and which is used in the conduct of the Company's business and operations. Except as set forth on Schedule 4.15, to the best of Seller's knowledge: (a) the Company's right, title and interest in the Intellectual Property as owner or licensee, as applicable, is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party and, to the extent any of the Intellectual Property is licensed to the Company, such interest is valid and uncontested by the licensor thereof or any third party; (b) all computer software located at the

Station's facilities or used in the Station's business or operations is properly licensed to the Company, and all of the Company's uses of such computer software are authorized under such licenses; and (c) there are no infringements or unlawful use of such Intellectual Property by the Company in connection with the Company's business or operations.

         4.16 Financial Statements. The Company or Seller has delivered to RBI copies of the Company's financial statements for the fiscal year ended December 31, 1999 (the "Financial Statement Date"), and for the fiscal years ended on December 31 of each of the years 1997 and 1998, and notes thereto (the "Financial Statements"), all of which are true, complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, and which present fairly the financial position and results of operations of the Company as of the dates thereof and for the periods covered thereby. The Financial Statements include:

                  (a) the balance sheets of the Company as of the Financial Statement Date; and

                  (b) the related statements of earnings, source and application of funds, shareholders' equity and changes in financial position or cash flows (as the case may be) for the years ended as indicated on each of the Financial Statements.

         In such Financial Statements, the statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the Interim Financial Statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation. There are no facts known to Seller or the Company which would alter the information contained in the Financial Statements in any way whatever.

         4.17 Absence of Certain Payments. Neither the Company, Seller, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has, directly or indirectly, within the past five years, used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds, or made or received any payment, whether direct or indirect, to or from any supplier or customer of the Company, for purposes other than the satisfaction of lawful obligations, or established or maintained any unlawful or unrecorded funds, where any of the foregoing would have a material adverse affect on the financial condition, results of operations, business or prospects of the Company.

         4.18 Receivables. All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of the Company's business.

         4.19 Liabilities. Except to the extent reflected, reserved against, or noted on the Financial Statements, the Company had, as of the Financial Statement Date, no debts, liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, for any period or arising out of any transaction entered into or any set of facts existing prior thereto, whether or not then known due or payable. There exists no basis for the assertion against the Company of any material liability of any nature or in any amount not fully reflected, reserved against, or noted in Financial Statements as of the Financial Statement Date. All deposits, accounts and notes payable, and other liabilities of the Company are current and not in default.

         4.20 Labor Matters. The Company is not a party to any contract or agreement with any labor organization, nor has the Company agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of the Company at the Station. The Company has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees at the Station. The Company has not consented to any final decree involving any claim of unfair labor practice and has not been held in any final judicial proceeding to have committed any unfair labor practice and there are no material controversies pending or threatened between the Company and any of its employees or any labor union or collective bargaining agent representing or purporting to represent employees of the Company. Since December 31, 1998, there has been no unusual increase in compensation payable by the Company to any of its officers, employees or agents or any bonus payment or similar arrangements made to or with them. The Company has complied in all material respects with all federal and state laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, discrimination in employment practices or benefits, family and medical leave, employment of handicapped or disabled individuals, sexual harassment, equal employment opportunity, employment of protected minorities (including women and persons over 40 years of age), and payment and withholding of taxes.

         4.21 Litigation. The Company is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Station or any of the Station Assets, and there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to the best knowledge of Seller, threatened against the Company in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Station Licenses), or before any other tribunal duly authorized to resolve disputes. In particular, but without limiting the generality of the foregoing, there are no complaints, petitions to deny, informal objections, or adjudication proceedings pending or, to the best knowledge of Seller, threatened before the FCC or any other governmental organization with respect to the business or operations of the Station.

         4.22 Compliance With Laws. Except as set forth in Schedule 4.22, the Company is not in material violation of, nor has Seller or the Company received any notice asserting any non-compliance by the Company with, any statute, rule or regulation, whether federal, state or local. The Company is not in default with respect to any judgment, order, injunction or decree of any court administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes which relates to the transactions contemplated hereby. The Company is in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Station, and its present use of the Station Assets does not violate any of such laws, regulations or orders.

         4.23 Personnel; Employee Benefit Plans.

                  (a) Schedule 4.04 contains a true and complete list of all persons employed at the Station, including date of hire, a description of material compensation arrangements and a list of other material terms of any and all agreements affecting such persons and their employment by the Company.

                  (b) Schedule 4.23 contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of the Company, and a brief description thereof. Except as set forth on Schedule 4.23, the Company does not maintain or have any present or future obligation or liability with respect to, any bonus, deferred compensation, pension, profit-sharing, retirement, severance pay, insurance, stock purchase, stock option, welfare benefit, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan, as defined in Section 3 of the ERISA, whether qualified or unqualified, formal or informal (collectively, the "Plans"). The Company has delivered to RBI true and complete copies of: (i) all documents which comprise each of the Plans, including any related trust agreements or insurance contracts (or any other funding instruments), (ii) the most current summary plan description (and any summary of material modifications) for each Plan for which one is required, (iii) the most recent Internal Revenue Service ("IRS") determination letter relating to each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code) (and none of such Plans has been amended or modified since the date of the latest determination letter relating thereto), (iv) the most recent annual reports (Form 5500 Series) and accompanying schedules filed for each of the Plans for which one is required, and (v) the most recent actuarial report for each of the Plans for which required (which report fairly presents the assets and liabilities of the Plans as of the date thereof). Except as set forth in Schedule 4.23, there have been no material changes in the terms of the Plans, or in the assets or liabilities associated with such Plans, as reflected in the foregoing documents. Each of the Plans has been administered in accordance with its terms, and to the extent applicable, complies with and has been administered in accordance with ERISA and the Code.

                  (c) The Company has not engaged in, and Seller does not have knowledge of any person that has engaged in, any transaction in violation of
Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA, or any "prohibited transaction" as defined in Section 4975(c)(1) of the Code for which no exemption exists under Section 4975(c)(2) or (d) of the Code, with respect to any Plan.

                  (d) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined under Section 414(b), (c), or (m) of the Code) has taken any action, and Seller does not have any knowledge of any action or event that could cause the Company to incur liability under Title IV of ERISA.

                  (e) The Company has never been and is not now a party to, nor is Company bound by and required to contribute to, a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                  (f) The Company has no obligation to provide health benefits to former employees of the Company, except as specifically required by law.

                  (g) The Company has complied with all requirements of Part 6 of Title I, Subtitle B of ERISA regarding continuation coverage for group health plans.

                  (h) To Seller's knowledge, there is no pending or threatened claim which alleges any violations of ERISA or any other law, nor any basis for such a claim by any person, against the Company arising out of Company's maintenance of any Plan.

         4.24 Conduct of Business in Ordinary Course; Adverse Change. Since December 31, 1998, except for matters caused by the Time Brokerage Agreement:
(a) the Company has conducted the business of the Station only in the ordinary course consistent with past practices; (b) there has not been any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Company or the Station, or any damage, destruction, or loss affecting any of the Station Assets; (c) the Company has not created, assumed, or suffered any mortgage, pledge, lien or encumbrance on any of the Station Assets, and (d) the Company has not sold, leased, or disposed or agreed to sell, lease, or dispose of any of its assets or properties other than in the ordinary course of business, and (e) the Company has not issued any bonds, notes or other securities or declared any dividends or made any distribution to its shareholders with respect to the Company Stock.

         4.25 Instruments of Conveyance; Good Title. The instruments to be executed by Seller and delivered to RBI at the Closing, surrendering the Company Stock to RBI for cancellation, will transfer good and marketable title to the Company Stock free and clear of all liabilities (absolute or contingent), security interests, mortgages, pledges, liens, obligations and encumbrances of any nature.

         4.26 Insurance. All of the real and tangible personal property and other assets of the Company which are of an insurable character are insured by financially sound and responsible insurance companies against fire and other risks usually insured against by persons operating similar businesses. A true and complete list showing all policies of insurance maintained by the Company, including types of coverage, policy expiration dates, and policy limits, is set forth in Schedule 4.26 hereto. There has been no change in the information set forth in such Schedule since the delivery thereof to RBI. If any of the Company's property is damaged or destroyed prior to Closing, the proceeds of the insurance therefor will be sufficient to replace, restore or repair the same to its former condition and utility, except for applicable deductible amounts. The Company will maintain the insurance set forth in Schedule 4.26 in full force and effect until Closing.

         4.27 Transactions with Certain Persons. The Company does not owe any amount to, or have any contract with or commitment to, Seller, any of the Company's directors, officers, employees or consultants, and none of such persons owes any amount to the Company. No part of the property or assets of Seller, or any affiliate of Seller within the meaning of the federal securities laws, is used by the Company.

         4.28 Non-Registration.

                  (a) Seller understands that the issuance of the Common Stock of Regent in this transaction is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), by virtue of Section 4(2) and/or 4(6) of the 1933 Act and the provisions of Regulation D promulgated thereunder, that the Common Stock of Regent has not been registered under the 1933 Act or under the securities laws of any state, and that Regent will be under no obligation to effect any such registration.

                  (b) Seller is acquiring the Common Stock of Regent for his own account, for investment and not with a view to resale, distribution, or other disposition, and Seller has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition. Seller understands that the shares of Regent Common Stock to be issued in this transaction have not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller will not sell or otherwise transfer the shares of Regent Common Stock to be issued in this transaction without registration under the 1933 Act and applicable state securities laws, or pursuant to an exemption from the registration requirements thereof which, in the opinion of counsel reasonably acceptable to Regent, is available for the transaction.

                  (c) Seller acknowledges that the shares of Regent Common Stock to be issued in this transaction must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Regent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (d) Seller is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, inasmuch as Seller meets the requirements of subparagraph (a)(5) of Rule 501.

                  (e) Seller has had a reasonable opportunity to inspect all documents, books and records pertaining to Regent and the shares of Regent Common Stock and confirms that the Common Stock of Regent is being acquired without Seller's receipt of any offering literature, although Seller confirms he has received a copy of Regent's Prospectus, dated January 24, 2000, and a list of exhibits filed with the SEC in connection therewith, all of which will be supplied to Seller on request.

                  (f) Seller has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Regent concerning Regent, its business and proposed operations, the terms of the Common Stock of Regent and all other aspects of investment in Regent, and all such questions have been answered to the full satisfaction of Seller.

                  (g) Seller is not acquiring the Common Stock of Regent as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of Regent.

                  (h) Seller has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Regent or RBI, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  (i) Seller understands that the certificate(s) representing the Common Stock of Regent issued to him shall bear legends in substantially the following forms, and Seller shall not transfer any of such shares of Common Stock of Regent, or any interest therein, except in accordance with the terms of such legends:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Corporation or any transfer agent acting on behalf of the Corporation except upon the receipt of an opinion of counsel, satisfactory to the Corporation, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Corporation, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws."

         "The issuer is subject to restrictions contained in the Federal Communications Act, as amended. The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated if, as a result thereof, the issuer would be in violation of that act."

         4.29 Full Disclosure. No representation or warranty made by Seller and the Company contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Seller or the Company pursuant hereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

                                  * * * * * * *


         Whenever in this Article IV a warranty or representation is qualified by a word or phrase referring to Seller's knowledge or awareness, it shall mean to the actual knowledge of Seller after he has made due inquiry of the employees, representatives and agents of the Company who would be expected to have knowledge of the matter, and with respect to the condition of any Station Assets, records or other object, after he has inspected it.

                                    ARTICLE V

                           Covenants of RBI and Regent

         5.01 Notification. RBI will provide Seller prompt written notice of any change in any of the information contained in the representations and warranties made in Article III. RBI shall also notify Seller of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against RBI or Regent which challenges the transactions contemplated hereby.

         5.02 No Inconsistent Action. RBI and Regent shall not take any action which is materially inconsistent with their obligations under this Agreement or take any action which would cause any representation or warranty of RBI and Regent contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                         Covenants of Seller and Company

         Seller and the Company covenant and agree with respect to the Company and the Station that, between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with its terms, except as expressly permitted by this Agreement or with the prior written consent of RBI, Seller and the Company shall act in accordance with the following:

         6.01 Conduct of Business. Subject to time brokering of the Station pursuant to the Time Brokerage Agreement, the Company shall conduct the business and operations of the Station only in the ordinary and prudent course of business consistent with past practice and with the intent of maintaining the condition of the Station Assets and preserving the ongoing operations and assets of the Station, including using its reasonable best efforts to retain at the Station the services of the key employees, consultants and agents of the Station.

         6.02 Compliance with Laws. The Company shall operate the Station in all respects in accordance with FCC rules and regulations and the Station Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Station Licenses or other licenses, permits or authorizations listed in Schedule 4.08 to expire, be surrendered, adversely modified, or otherwise terminated, or cause the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Station Licenses, or fail to prosecute with due diligence any pending applications to the FCC. Should any fact relating to the Company or Seller which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to Seller's attention, Seller will promptly notify RBC thereof and will use his reasonable best efforts to take such steps as may be necessary to remove any such impediment to the FCC's consent to the transactions contemplated by this Agreement.

         6.03 Station Operations. Subject to time brokering of the Station pursuant to the Time Brokerage Agreement (which provisions shall control over any inconsistent provision in this Section 6.03) and except for changes or actions in the ordinary course of business consistent with past practices, the Company shall not: (a) sell broadcast time on a prepaid basis (other than in the course of existing credit practices); (b) except as required by the applicable law or written agreements currently in effect, grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Company (provided that no such increases to any employee shall in the aggregate exceed 6% of such employee's compensation as set forth on Schedule
4.04 hereto); (c) provide for any new pension, retirement or other employment benefits for employees of the Company or any increases in any existing benefits;
(d) modify, change or terminate any Contract; or (e) change the advertising rates in effect as of the date hereof.

         6.04 Access. The Company shall give or cause the Station to give RBI and RBI's counsel, accountants, engineers and other representatives, at RBI's reasonable request and upon reasonable notice, full and reasonable access during normal business hours to all of the Company's personnel, properties, books, Contracts, reports and records (including, without limitation, financial information and environmental audits in existence with respect to the Station Assets), Real Estate, and buildings and equipment, and to furnish RBI with information and copies of all documents and agreements relating to the Station and the operation thereof (including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Company or the Station) that RBI may reasonably request. The rights of RBI under this Section 6.04 shall not be exercised in such a manner as to interfere unreasonably with the business of the Station.

         6.05 Consents. Seller and the Company shall give all consents and take all other actions, and Seller and the Company shall use their reasonable best efforts to obtain any third party consents, necessary for the merger or the assignment of any Contract.

         6.06 Notification. Seller and the Company will provide RBI prompt written notice of any change in any of the information contained in the representations and warranties made in Article IV or any Schedule. Seller and the Company agree to notify RBI of any litigation, arbitration or administrative proceeding pending or, to the best of their knowledge, threatened, which challenges the transactions contemplated hereby. Seller and the Company shall promptly notify RBI if any of the normal broadcast transmissions of the Station are interrupted, interfered with or in any way impaired, and shall provide RBI with prompt written notice of the problem and the measures being taken to correct such problem. If the Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more than five (5) such events occur within any thirty (30) day period, or if the Station shall be off the air for more than ninety-six (96) consecutive hours, then RBI shall have the right to terminate this Agreement.

         6.07 No Inconsistent Action. Seller and the Company shall not take any action which is materially inconsistent with their obligations under this Agreement nor take any action which would cause any representation or warranty of Seller and the Company contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         6.08 Closing. Subject to Article IX hereof, on the Closing Date, Seller shall transfer, convey, assign and deliver to RBI the Company Stock as provided in Article I of this Agreement.

         6.09 Negative Covenants. Except as otherwise specifically contemplated by this Agreement and subject to time brokering of the Station pursuant to the Time Brokerage Agreement, until the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, neither Seller nor the Company shall: (a) waive or release any right relating to the business or operations of the Station, except for adjustments or settlements made in the ordinary course of business consistent with past practices; (b) transfer or grant any rights under any of the Station Licenses; (c) enter into any commitment for capital expenditures; (d) introduce any material changes in the broadcast hours or in the format of the Station or any other material change in the Station's programming policies; (e) change the call letters of the Station;
(f) dispose of, lease, sell or encumber, or agree to dispose of, lease, sell or encumber, any of the Station Assets, except in the ordinary course of business, or any shares of Company Stock except as contemplated hereby; (g) suffer or permit the creation of any lien, mortgage, pledge, encumbrance or charge of any kind on the Company Stock or Station Assets except as specifically referred to on Schedules 4.11 or 4.12 hereto, except liens for taxes not yet due and payable; (h) fail to repair, maintain or replace the Company's transmitting, studio and other technical equipment or fail to maintain reasonable and customary inventory of equipment, supplies and other tangible personal property used or useful in the operation of the Station; (i) enter into, extend or renew any trade deals or sales of broadcast time on the Station except as same are approved by RBI and except for time sales for cash at the Station's prevailing rates; (j) assume, guarantee, endorse or otherwise become responsible for the indebtedness of any other person, firm or corporation except endorsement of negotiable instruments in the ordinary course of collection; (k) incur any indebtedness for borrowed money, or make any loans except in the ordinary course of business, or make any advances; (l) issue, sell, or contract to sell any of its securities or sell, contract to sell or grant any right or option to purchase or otherwise acquire, directly or indirectly, any securities, or redeem, purchase or otherwise acquire any outstanding shares of capital stock;
(m) change, amend or modify the Articles of Incorporation or By-Laws of the Company; (n) allow to occur or exist any event of default by the Company under any contract, agreement, arrangement, license, permit, commitment or understanding, which event of default would have a material adverse affect upon the business, operations or financial position of the Company; (o) enter into any transaction or make or enter into any contract or commitment with respect to the Station or the Station Assets which involves an expenditure after the Closing Date of in excess of $10,000.00 or otherwise by reason of its size or otherwise is not in the ordinary course of business consistent with past practices; (p) cancel, modify, amend or in any manner impair any of the material Contracts; (q) consolidate with or merge into any other person or entity or permit any person or entity to merge or consolidate with it; or (r) declare, make or incur any liability to make any dividends or other distributions on the Company Stock.

         6.10 Exclusivity. Seller and the Company agree that, commencing on the date hereof through the Closing or earlier termination of this Agreement, RBI shall have the exclusive right to consummate the merger contemplated herein, and during such exclusive period, Seller and the Company agree that neither Seller, nor any director, officer, employee or other representative of the Company: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Company Stock or Station Assets (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); (b) will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; or (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 6.10. Notwithstanding the foregoing, in the event that RBI and Regent default in any material respect in the observance or in the due and timely performance of any of its covenant or agreements herein contained and such default shall not be cured within thirty (30) days of notice of default served by Seller, Seller's and the Company's obligations under this
Section 6.10 shall be null and void.

                                   ARTICLE VII

                                 Joint Covenants

         The parties hereto covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

         7.01 Confidentiality. Subject to the requirements of applicable law, RBI, Regent, and Seller shall each keep confidential all information obtained by them in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which: (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party; (b) is or becomes publicly known through no fault of the receiving party or its agents; (c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice of the order or request and the purpose of the disclosure); or (d) is developed by the receiving party independently of the disclosure by the disclosing party. Notwithstanding anything to the contrary herein, either party may in accordance with its legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, the NASDAQ National Market and other similar regulatory bodies, make such press releases and other public statements and announcements as it deems necessary and appropriate in connection with this Agreement and the transactions contemplated hereby; provided, however, that prior to making any such unilateral press release or announcement, such party shall first communicate the same in writing to the other.

         7.02 Cooperation. Subject to express limitations contained elsewhere herein, RBI, Regent, and Seller agree to cooperate fully in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the satisfaction of any condition to closing set forth herein.

         7.03 Control of Station. Subject to time brokering of the Station pursuant to the Time Brokerage Agreement, RBI and Regent shall not, directly or indirectly, control, supervise or direct the operations of the Station prior to the Closing. Such operations, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Seller and the Company.

                                  ARTICLE VIII

                     Conditions of Closing by RBI and Regent

         The obligations of RBI and Regent hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         8.01 Representations, Warranties and Covenants.

                  (a) All representations and warranties of Seller and the Company made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes (a) expressly permitted or contemplated by the terms of this Agreement, (b) caused by the acts of RBI during the term of the Time Brokerage Agreement, or (c) in the ordinary course of business which are not, either in individually or in the aggregate, material and adverse.

                  (b) All of the terms, covenants, agreements, and conditions to be complied with and performed by Seller or the Company on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  (c) RBI shall have received a certificate, dated as of the Closing Date, from Seller and the Company, executed by the President of the Company to the effect that: (a) except for changes occurring as a result of actions by Regent Broadcasting of Chico, Inc. under the Time Brokerage Agreement, the representations and warranties of Seller and the Company contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and (b) Seller and the Company have complied with or performed in all material respects all terms, covenants, agreements, and conditions to be complied with or performed by them on or prior to the Closing Date.

         8.02 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 1.15 hereof, shall have become a Final Order.

         8.03 Governmental Authorizations. The Company shall be the holder of the Station Licenses and all other licenses, permits and other authorizations listed in Schedule 4.08, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a material adverse effect on the Station or the operations thereof. No proceeding shall be pending which seeks, or the effect of which reasonably could be, to revoke, cancel, fail to renew, suspend or adversely modify any of the Station Licenses or any other licenses, permits or other authorizations listed in Schedule 4.08. The Station shall not be operating under any special temporary authority from the FCC.

         8.04 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; (d) seeks material damages on account of the consummation of any transaction contemplated hereby; or (e) is a petition of bankruptcy by or against the Company, an assignment by the Company for the benefit of its creditors, or other similar proceeding.

         8.05 Third-Party Consents. All material Contracts shall be in full force and effect on the Closing Date, and Seller and the Company shall have obtained and shall have delivered to RBI all appropriate third-party consents in form and substance acceptable to RBI (including estoppel certificates reasonably requested by RBI) in connection with any material Contracts, compliance with requirements of Regent's senior lender, the surrender of the Company Stock to RBI, or the delivery of the Common Stock of Regent to Seller.

         8.06 Closing Documents. Seller shall have delivered or caused to be delivered to RBI, on the Closing Date, all stock powers, endorsements, assignments and other instruments of conveyance reasonably satisfactory in form and substance to RBI, effecting the sale, transfer, assignment and conveyance of, and release of all claims to dividends or other distributions, whether declared or undeclared, on the Company Stock to RBI, including, without limitation, each of the documents required to be delivered by them pursuant to
Article XI.

         8.07 Time Brokerage Agreement Compliance. The Time Brokerage Agreement shall not have been terminated by Regent Broadcasting of Chico, Inc. as permitted by the Time Brokerage Agreement as a result of the Company's material noncompliance with its obligations under the Time Brokerage Agreement.

         8.08 No Adverse Change. No material adverse change in condition or, status of the Company or the Station Assets, which change is not caused by or does not arise out of, any breach by RBI of any of its representations, warranties, covenants or agreements hereunder or by Regent Broadcasting of Chico, Inc. under the Time Brokerage Agreement, shall have occurred since December 31, 1998, be threatened or be reasonably likely to occur.

         8.09 Satisfactory Investigation of Station Facilities. RBI shall have conducted such examination and investigation of the Real Estate and title thereto, studios, transmitter facilities, and other Station Assets and personnel on matters covered by or generally within the scope of Seller's and the Company's warranties and representations as RBI deems advisable or appropriate pursuant to Section 6.04 and shall have determined that the findings and results of such examination and investigation are satisfactory in its sole discretion. If RBI does not advise Seller and the Company in writing within twenty-one (21) days after the date of this Agreement of any unsatisfactory findings or results, this condition shall be deemed waived. If RBI does advise Seller and the Company of any unsatisfactory findings or results, and such are capable of being cured by Seller or the Company to RBI's reasonable satisfaction, Seller and the Company shall have the right to cause the same to be cured to RBI's reasonable satisfaction prior to Initial Approval.

         8.10 Environmental Studies. RBI shall have obtained within sixty (60) days following the date of this Agreement Phase I environmental assessment reports on the Real Estate confirming the representations and warranties of Seller and the Company on environmental matters; provided, however, if RBI elects not to obtain such environmental reports, RBI shall be deemed to have waived the condition of Closing contained in this Section 8.10.

                                   ARTICLE IX

                         Conditions of Closing by Seller

         The obligations of Seller and the Company hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         9.01 Representations, Warranties and Covenants.

                  (a) All representations and warranties of RBI and Regent made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  (b) All the terms, covenants, agreements, and conditions to be complied with and performed by RBI and Regent on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  (c) Seller shall have received a certificate, dated as of the Closing Date, executed by the President of RBI and Regent to the effect that:
(i) the representations and
warranties of RBI and Regent contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and (ii) RBI and Regent have complied with or performed in all material respects all terms, covenants, agreements and conditions to be complied with or performed by it on or prior to the Closing Date.

         9.02 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 1.15 hereof, shall have become a Final Order.

         9.03 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no other decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; or (d) seeks material damages on account of the consummation of any transaction contemplated hereby.

         9.04 Closing Documents. RBI shall have delivered or caused to be delivered to Seller, on the Closing Date, the Merger Consideration and each of the documents required to be delivered by it pursuant to Article XI.


                                    ARTICLE X

                        Transfer Taxes: Fees and Expenses

         10.01 Expenses. Except as set forth in Section 10.02 hereof or otherwise expressly set forth in this Agreement, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement including, but not limited to, the costs and expenses incurred pursuant to Article II hereof and the fees and disbursements of counsel and other advisors.

         10.02 Specific Charges. All costs of transferring the Company Stock in accordance with this Agreement, including any income, transfer and documentary taxes and fees, shall be paid by Seller. Any filing or grant fees imposed by any governmental authority, the consent of which or the filing with which is required for the consummation of the transactions contemplated hereby, shall be by RBI and Regent.

                                   ARTICLE XI

                      Documents To Be Delivered At Closing

         11.01 Documents of Seller and the Company. At the Closing, Seller and the Company shall deliver or cause to be delivered to RBI the following:

                  (a) Resignation of all directors and officers of the Company effective on the Closing Date;

                  (b) A certificate of Seller and the Company, dated the Closing Date, in the form described in Section 8.01(c);

                  (c) Governmental certificates showing that the Company: (i) is duly incorporated and in good standing in the state of its incorporation; and
(ii) has filed all returns, paid all taxes due thereon and is currently subject to no assessment and is in good standing as a foreign corporation in each state where such qualification is necessary, each certified as of a date not more than thirty (30) days before the Closing Date;

                  (d) Such certificates, stock powers (executed in blank with signatures guaranteed), assignments, documents of title and other instruments of conveyance, assignment and transfer (including without limitation any necessary consents to conveyance, assignment or transfer), and lien releases, if any, all in form satisfactory to RBI and RBI's counsel, as shall be effective to vest in RBI title in and to the Company Stock, free, clear and unencumbered in accordance with the terms of this Agreement.

                  (e) The Indemnification Escrow Agreement;

                  (f) A written opinion of Robert Harp, Esq., Marshall, Burghardt, Mieske & Harp, counsel for the Seller and the Company, on which Regent's lenders and affiliates shall be entitled to rely, in the form of Exhibit C, dated as of the Closing Date;

                  (g) Updating title insurance endorsements on all title insurance policies on the Real Estate held by the Company in form and substance reasonably satisfactory to RBI; and

                  (h) the Non-Competition Agreement in the form of Exhibit D, executed by Seller;

                  (i) the Consulting Agreement in the form of Exhibit F, executed by Seller; and

                  (j) Such additional information, materials, agreements, documents and instruments as RBI, its counsel, or its senior lender may reasonably request in order to consummate the Closing.

         11.02 RBI's Documents. At the Closing, RBI shall deliver or cause to be delivered

                  (a) Certified resolutions of the Board of Directors of RBI and Regent approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  (b) A certificate of RBI and Regent, dated the Closing Date, in the form described in Section 9.01(c);

                  (c) The Indemnification Escrow Agreement;

                  (d) A written opinion of RBI's counsel in the form of Exhibit E, dated as of the Closing Date;

                  (e) The Merger Consideration in accordance with Section 1.14 hereof;

                  (f) All necessary consents to the issuance by Regent of the Common Stock of Regent;

                  (g) The Non-Competition Agreement in the form of Exhibit D, executed by RBI;

                  (h) The Consulting Agreement in the form of Exhibit F, executed by RBI; and

                  (i) Such additional information, materials, agreements, documents and instruments as Seller and its counsel may reasonably request in order to consummate the Closing.

                                   ARTICLE XII

                         Survival; Indemnification: Etc.

         12.01 Survival of Representations, Etc. It is the express intention and agreement of the parties to this Agreement that all covenants in Articles V, VI, and VII ("Covenants") and all representations and warranties (together, "Warranties") made in this Agreement shall survive the Closing (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of any of the parties) as follows:

                  (a) The Covenants in Sections 6.08, 7.01 and 7.02 and any other agreements not specifically addressed in this Section 12.01 shall survive the Closing for a period from the Closing Date equal to the statute of limitations for written contracts in California.

                  (b) The Warranties in Sections 3.02, 4.01, 4.02, 4.05, 4.06
shall survive the Closing without limitation.

                  (c) The Warranties in Section 4.10 or otherwise relating to the federal, state, local or foreign tax obligations of Seller or the Company and in Section 4.14 shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

                  (d) All other Covenants and Warranties shall survive until June 30, 2001 or until thirty (30) days after such time as Regent's outside public accounting firm has released its annual audit of the financial statements applicable to the Station for the period ending December 31, 2000, whichever is earlier.

                  (e) The right of any party to recover Damages (as defined in Section 12.02(a))pursuant to Section 12.02 shall not be affected by the expiration of any Covenants or Warranties as set forth herein, provided that notice of the existence of any damages (but not necessarily the fixed amount of any such damages) has been given by the indemnified party to the indemnifying party prior to such expiration. The survival of a Covenant shall not extend the period to which the Covenant applies, but merely establishes the time by which notice of a claim of breach may be given.

                  (f) All claims for monetary damages in connection with this Agreement and the transactions contemplated hereby shall be brought pursuant to, and subject to the limitations of, this Article XII, and no such claim may be brought except pursuant to, and subject to the limitations of, this Article XII.

                  (g) Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which any party may bring any action for actual fraud (a "Fraud Action'), regardless of whether such actual fraud also included a breach of any Covenant or Warranty; provided, however, that any Fraud Action must be brought within the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

         12.02 Indemnification.

                  (a) Seller shall defend, indemnify and hold harmless RBI and its Affiliates from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ('Damages') incurred by RBI and its Affiliates and Regent arising out of or related to: (i) any breach of the Warranties given or made by Seller or the Company in this Agreement; (ii) any breach of the Covenants or other agreements made by Seller or the Company in the Agreement; (iii) Liabilities of the Company incurred as a result of the operation of the Company and the Station for the period ended on the day preceding the Closing Date; and (iv) income taxes of the Company for the period ended on the day prior to the Closing Date except to the extent such taxes are offset by existing net loss carryovers.

         Notwithstanding the foregoing provisions of this Section 12.02(a), Seller shall have no obligation to defend, indemnify and hold harmless RBI and Regent for Damages arising out of any matter described in clause (a)(i) of the immediately preceding paragraph unless the aggregate Damages on account thereof exceed $15,000, and the maximum liability of Seller hereunder for Damages shall be equal to the Final Merger Consideration.

                  (b) RBI and Regent shall defend, indemnify and hold harmless Seller from and against any and all Damages incurred by Seller arising out of or related to: (i) any breach of the Covenants, other agreements, and Warranties given or made by RBI and Regent in this Agreement; (ii) all federal, state and local tax liabilities of the Company arising and relating to operation of the Station on and after the Closing Date; and (iii) any loss or damage arising out of any Liability of Company incurred or the result of the operation of the Company and Station on and after the Closing Date or which have been included in the Closing Report and as to which RBI and Regent have received an adjustment of the Merger Consideration in their favor hereunder in accordance with Section 1.12.

                  (c) Procedures: Third Party and Direct Indemnification Claims. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party, providing a description of the nature and amount of the claim (hereinafter collectively 'Claims," and individually a "Claim'), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The parties agree that any claim for Damages arising directly between the parties relating to this Agreement may be brought at any time within the applicable survival period specified in Section 12.01, and that the only notice required with respect thereto shall be as specified in Section 12.01(c). Seller and RBI each irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in San Francisco, California over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Section 12.02 resulting from any Claim shall be subject to the following additional terms and conditions:

                        (i) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                        (ii) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within ten (10) days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereto).

                  (d) Anything this Section 12.02 to the contrary notwithstanding: (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party, and their respective counsel or other representatives, shall cooperate in good faith with respect to such Claim.

                  (e) No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

                                  ARTICLE XIII

                               Termination Rights

         13.01 Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  (a) Upon the mutual written consent of RBI and Seller, this Agreement may be terminated on such terms and conditions as so agreed; or

                  (b) By written notice of RBI to Seller if Seller or the Company breaches in any material respect any of his/its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of his covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by RBI; or

                  (c) By written notice of Seller or the Company to RBI if RBI and Regent breach in any material respect any of their representations or warranties or default in any material respect in the observance or in the due and timely performance of any of their covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Seller or the Company; or

                  (d) By written notice of any party if any condition to the obligation to perform this Agreement of the party seeking to terminate has not been satisfied or complied with by the Closing Date or the date specified herein for such satisfaction or compliance, and such inaccuracy, failure of performance or non-satisfaction of or compliance with a condition, if capable of being cured, has not been cured within thirty (30) days after written demand therefor, or has not been waived by the party seeking to terminate this Agreement; or

                  (e) By written notice of RBI to Seller if the FCC denies the FCC Application; and by written notice of Seller to RBI if the FCC denies the FCC Application under circumstances in which Seller is not entitled to delivery of the Escrow Deposit; or

                  (f) By written notice of RBI to Seller, or by Seller to RBI, if any court of competent jurisdiction shall have issued an order, decree or ruling (which then remains in effect) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or by RBI, if any court, legislative body or governmental or regulatory authority has taken, or is reasonably expected to take, action that would prohibit the consummation of the transactions contemplated hereby in accordance with the terms of the this Agreement, as determined by RBI in its sole discretion reasonably exercised; or

                  (g) By written notice of RBI to Seller, or by Seller to RBI, if the Closing shall not have been consummated on or before October 31, 2000; or

                  (h) By written notice of RBI to Seller if it shall become apparent in the judgment of RBI and Seller reasonably exercised that any condition to RBI's obligation to close as set forth in Article VIII hereof will not be satisfied on or before October 31, 2000; or

                  (i) By written notice of RBI to Seller under the conditions set forth in Sections 6.06 or 14.13 hereof; or

                  (j) By written notice of RBI to Seller in the event Regent Broadcasting of Chico, Inc. has terminated the Time Brokerage Agreement pursuant to Section 17 thereof; or

                  (k) By written notice of RBI to Seller, or by Seller to RBI, in the event of (i) a termination of the Time Brokerage Agreement by the notifying party pursuant to Section 16.3 thereof or (ii) a termination of the Time Brokerage Agreement pursuant to Section 19 thereof if such termination of the Time Brokerage Agreement has a material adverse effect on such party's ability to complete the transactions contemplated hereunder.

         Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement. If this Agreement is terminated, RBI and its Affiliates shall not, except as contemplated by the Time Brokerage Agreement, solicit or attempt to employ any person who is an officer or employee of the Company as of the date of this Agreement for a period of six (6) months after the effective date of such termination.

         13.02 Liability. Except as set forth in Section 13.04 below, the termination of this Agreement under Section 13.01 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         13.03 Monetary Damages, Specific Performance and Other Remedies. The parties recognize that if the Company or Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate RBI for its injury. RBI shall therefore be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedies, including but not limited to monetary damages (which would include an amount equal to at least the amount of the Escrow Deposit), that may be available to it. If any action is brought by RBI to enforce this Agreement, Seller and the Company shall waive the defense that there is an adequate remedy at law. In the event of a default by Seller or the Company, which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party in such action shall be entitled to reimbursement by the other of reasonable legal fees and expenses incurred by the prevailing party.

          13.04 SELLER'S AND COMPANY'S LIQUIDATED DAMAGES. AS MORE FULLY DESCRIBED IN THE DEPOSIT ESCROW AGREEMENT, IN

THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 13.01(C) BECAUSE OF A MATERIAL BREACH OF THIS AGREEMENT BY RBI AND ALL OTHER CONDITIONS TO CLOSING ARE AT SUCH TIME SATISFIED OR WAIVED (OTHER THAN SUCH CONDITIONS AS CAN READILY BE SATISFIED BY CLOSING), THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AND THE COMPANY, AND THE CASH OR PROCEEDS FROM A DRAW ON THE LETTER OF CREDIT SHALL CONSTITUTE LIQUIDATED DAMAGES. IT IS UNDERSTOOD AND AGREED THAT SUCH LIQUIDATED DAMAGES AMOUNT REPRESENTS THE REASONABLE ESTIMATE OF ACTUAL DAMAGES AND DOES NOT CONSTITUTE A PENALTY. RECOVERY OF LIQUIDATED DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER AGAINST RBI AND REGENT AND ANY OF THEIR AFFILIATES FOR FAILING TO CONSUMMATE THIS AGREEMENT AS A RESULT OF A MATERIAL BREACH HEREOF, AND SHALL BE APPLICABLE REGARDLESS OF THE ACTUAL AMOUNT OF DAMAGES SUSTAINED AND ALL OTHER REMEDIES ARE DEEMED WAIVED BY SELLER AND THE COMPANY.

                                   ARTICLE XIV

                            Miscellaneous Provisions

         14.01 Brokerage. The parties represent and warrant that no broker or finder was employed, appointed or authorized by any of them in connection with the transactions contemplated by this Agreement. Each hereby agree to indemnify and hold the others harmless from and against any and all other liabilities with respect thereto.

         14.02 Certain Interpretive Matters and Definitions. Unless the context otherwise requires: (a) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (b) each term defined in this Agreement has the meaning assigned to it; (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof, (d) "or" is disjunctive but not necessarily exclusive; (e) words in the singular include the plural and vice versa; (f) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulations 12B under the Securities Exchange Act of 1934, as amended; and (g) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

         14.03 Further Assurances. After the Closing, Seller shall from time to time, at the request of and without further cost or expense to RBI, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order more effectively to consummate the transactions contemplated hereby to vest in RBI good title to the Company Stock being transferred hereunder in accordance with the terms hereof, and RBI and Regent shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively consummate the transaction contemplated hereby for the benefit of Seller.

         14.04 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective, heirs, executors, administrators, successors and permitted assigns. Seller may not voluntarily or involuntarily assign his interest under this Agreement without the prior written consent of RBI. RBI shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement, including without limitation assignments as collateral, provided that no such assignment and/or delegation shall relieve RBI of its obligations hereunder in the event that its assignee fails to perform the obligations delegated. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto. In the event RBI finds it necessary or is required to provide to a third party a collateral assignment of the RBI's interest in this Agreement and/or any related documents, Seller and the Company shall cooperate with the RBI and any third party requesting such assignment including but not limited to signing or delivering a consent and acknowledgment of such assignment.

         14.05 Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         14.06 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         14.07 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof.

         14.08 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Seller or the Company, by notifying RBI, and in the case of RBI and Regent, by notifying Seller:

         To Seller or the Company:     Robb Cheal
                                       KZAP Radio
                                       407 West Ninth Street
                                       Chico, California  95928
                                       Fax:  (530) 895-3740


         Copy to:                      Robert Harp, Esq.
                                       Marshall, Burghardt, Mieske & Harp
                                       Suite 2
                                       1350 E. Lassen Avenue
                                       Chico, California  95973
                                       Fax:  (530) 895-0844





         To RBI and Regent:            Terry S. Jacobs, Chairman
                                       Regent Communications, Inc.
                                       50 East RiverCenter Blvd. Suite 180
                                       Covington, KY 41011
                                       Fax:  (606) 292-0352


         Copy to:                      STRAUSS & TROY
                                       The Federal Reserve Building
                                       150 East Fourth Street
                                       Cincinnati, OH 45202
                                       Attn: Alan C. Rosser, Esq.
                                       Fax:  (513) 241-8259


         14.09 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         14.10 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

         14.11 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any, applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         4.12 Entire Agreement. This Agreement and the schedules and exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         14.13 Risk of Loss. The risk of any loss, damage or destruction to any of the Station Assets from fire or other casualty or cause shall be borne by the Seller and the Company at all times prior to the Closing hereunder. Upon the occurrence of any loss or damage to any material property or assets of the Company as a result of fire, casualty or other causes prior to Closing, Seller shall notify RBI of same in writing immediately stating with particularity the extent of such loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the Station Assets lost or destroyed will be reimbursed under and insurance policy with respect thereto. In the event that the loss or damage exceeds One Hundred Thousand Dollars ($100,000.00) and the property is not substantially repaired, replaced or restored prior to the Closing Date, the Closing Date shall be extended for a period of up to ninety (90) days to permit the repair, replacement or restoration of the property by Seller and Company, and in the further event that it is not so repaired, replaced or restored within such sixty (60) day period, RBI, at its option, may, upon written notice to Seller:

                  (a) terminate this Agreement; or

                  (b) postpone the Closing Date for an additional period of up to sixty (60) days until such time that the property has been substantially repaired, replaced or restored; or

                  (c) elect to consummate the Closing and accept the property in its "then" condition, and Seller shall reimburse RBI for any deductible portion of the insurance coverage of Company. In the event of postponement of Closing hereunder, Seller, Company and Regent shall join in any necessary requests of the FCC to extend the time of the effective period of the FCC's consent. RBI may also at its option elect to consummate the Closing pursuant to this Subsection
(c) prior to the initial sixty (60) day extension of the Closing Date.

         14.14 Time Brokerage Agreement. Prior to the execution hereof, the Company has entered into with Regent Broadcasting of Chico, Inc. a Time Brokerage Agreement pursuant to which the Company is making available to Regent Broadcasting of Chico, Inc. the broadcasting transmission facilities to the Station and/or causing to be broadcast on the Station programming provided by Regent Broadcasting of Chico, Inc. from the Commencement Date (as defined in the Time Brokerage Agreement) during the term thereof. An Event of Default by either party under the Time Brokerage Agreement shall constitute a material default under this Agreement and insofar as the cure period specified in the Time Brokerage Agreement has expired with respect to the default, no further cure period shall be afforded under the provisions of this Agreement.

         14.15 Definitions. The following capitalized terms used in this Agreement shall have the following meanings:

                  (a) "Contracts" means all contracts, agreements, leases and legally binding contractual rights of the Company of any kind, written or oral, relating to the Company or the operations of the Station and which are listed on
Schedule 4.13.

                  (b) "Station Licenses" means all licenses, permits and other authorizations issued to the Company by any governmental or regulatory authority including without limitation those issued by the FCC used or useful in connection with the operation of the Station, including but not limited to those described in Schedule 4.08, along with renewals, modifications, or applications relating to such items between the date hereof and the Closing Date;

                  (c) "Station Assets" means all of the assets, properties, interests and rights of the Company of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased (to the extent of the Company's leasehold interest) by the Company as the case may be, wherever situated, which are used or held for use in the operation of the Station, including but not limited to all of the Company's right, title and interest in and to:

                        (i) the Station Licenses;

                        (ii) all equipment, electrical devices, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and all other tangible personal property of every kind and description, and the Company's rights therein, owned, leased (to the extent of the Company's leasehold interest) or held by the Company and used or useful in connection with the operations of the Station, including but not limited to those items described or listed in Schedule 4.11, together with any replacements thereof and additions thereto, made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of the Company; provided, however, the Company agrees that the value of all such assets retired or disposed of and not replaced with an asset of like kind and quality shall not exceed $5,000 in the aggregate unless Seller has obtained the prior written approval of RBI which shall not be unreasonably withheld;

                        (iii) the Contracts and all Time Sales Agreements (as defined in the Time Brokerage Agreement);

                        (iv) all of the Company's rights in and to the call letters listed on Schedule 4.15, and any variation thereof, as well as all of the Company's rights in and to all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, computer software programs and programming material of whatever form or nature, jingles, slogans, the Station's logos and all other logos or licenses to use same and all other intangible property rights of the Company, which are used or useful in connection with the operation of the Station, including but not limited to those listed in Schedule 4.15 (collectively, the "Intellectual Property") together with any associated goodwill and any additions thereto between the date hereof and the Closing Date;

                        (v) all programming materials and elements of whatever form or nature owned by the Company, whether recorded on tape or other medium or intended for live performance, and all copyrights owned by or licensed to the Company that are used or useful in connection with the operation of the Station, including all such programs, materials, elements and copyrights acquired by the Company between the date hereof and the Closing Date;

                        (vi) all of the Company's rights in and to all the files, documents, records, and books of account relating to the operation of the Station or to the Station Assets, including, without limitation, the Station's local public files, programming information and studies, blueprints, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, logs, software programs and books and records relating to employees, financial, accounting and operation matters.

                        (vii) the Company's corporate minute books and records, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of the Company;

                        (viii) all claims and causes of action, including all contracts of insurance, and insurance process or claims made by, the Company relating to property or equipment repaired, replaced or restored by the Company prior to the Closing Date; and

                        (ix) all accounts receivable and notes receivable of the Company.

                  (d) "Common Stock" means the Common Stock of Regent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


REGENT BROADCASTING, INC.                   KZAP, INC.

By:  /s/ Terry S. Jacobs                    By:  /s/ Robb Cheal
     -----------------------------               -------------------------------

Name:  Terry S. Jacobs                      Name:  Robb Cheal
       ---------------------------                 -----------------------------

Title:  Chairman                            Title:  President
        --------------------------                  ----------------------------


REGENT COMMUNICATIONS, INC.                 SELLER:

By:  /s/ Terry S. Jacobs                    /s/ Robb Cheal
     -----------------------------          ------------------------------------
                                            Robb Cheal
Name:  Terry S. Jacobs
       ---------------------------

Title:  Chairman
        --------------------------